 Annual MeetingNovember 21, 2017

 2  Forward-Looking Statements  This presentation contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; estimates of our risks and future costs and benefits.competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;adverse changes in the securities markets; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in our organization, compensation and benefit plans;our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans;possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;the level of future deposit premium assessments;the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;changes in the financial performance and/or condition of our borrowers; and the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

An Overview of Oritani

ORITANI FINANCIAL CORP.



PASSAIC COUNTY
BERGEN COUNTY
Park Ridge
Ramsey
Woodcliff Lake
Westwood
Township of Washington
Ho-Ho-Kus
Emerson
New Milford
Paterson
Hackensack
Bergenfield
Teaneck
Clifton
Ridgefield Park
Palisades Park
Ridgefield
Cliffside Park
Fairview
Upper Montclair
North Bergen
ESSEX COUNTY
Union City
HUDSON COUNTY
Jersey City

County	Rank	Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Projected Population Change 2018-2023 (%)	Median HH Income 2018 ($)	Projected HH Income Change 2018-2023 (%)
Bergen	6	18	2,565,584	4.75	2.38	96,670	9.36
Hudson	18	5	153,228	0.49	3.52	66,036	10.04
Passaic	17	2	112,844	0.80	1.00	62,168	5.39
Essex	28	1	53,634	0.22	1.47	58,264	7.22
Total		26	2,885,290				
New Jersey Franchise					2.37	92,980	9.20
State of New Jersey					1.30	78,317	8.08
National					3.50	61,045	8.86

- Oritani Bank is a New Jersey-chartered savings bank headquartered in the Township of Washington, New Jersey, with a longstanding history of community banking since 1911
- Focuses on organic growth of loan portfolio through commercial real estate and multifamily loan originations
  - Gross loans have increased from $1.5 billion on June 30, 2010 to $4.1 billion as of September 30, 2017
- Operates 26 branches in demographically attractive Northern New Jersey
  - One of the largest community banking institutions in Northern New Jersey
  - Oritani ranks 6th in deposit market share in Bergen County with 17 branches.
- Converted to MHC structure on January 24th, 2007, raising $122 million of gross proceeds
- Completed second-step conversion transaction on June 24th, 2010 raising $414 million of gross proceeds; experienced strong organic growth thereafter

Source: SNL Financial. Deposit information as of June 30, 2017
New Jersey Franchise demographic information weighted by deposits by county

3

An Overview of Oritani (Con’t)  4  Note: Stockholder information based on a closing stock price of $16.25 on 11/13/20171Insider ownership includes the Oritani Bank ESOP.2Total return includes price appreciation and the reinvestment of dividends for 9/30/16-9/30/17.

 Financial Highlights  5  Includes the impact of special dividends of $0.50 paid in December 2016 and December 2015; based on average stock price for each respective period.  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Recent Strategies – Disposition of Joint Venture Portfolio  6  Over a two year period ending March 31, 2017, the Company negotiated sales of all of its interests in real estate joint ventures.This strategy generated significant profits. A portion of these profits were used to execute balance sheet restructures that augmented future profitability and the balance was shared with stockholders through regular and special dividends.

 Recent Strategies – Balance Sheet Restructures  7  In order to increase future net interest income and reduce interest rate risk, the Company has recently undertaken a series of balance sheet restructures. A portion of the gains realized on the disposition of the real estate joint venture portfolio were used to offset the costs of the restructures. Some of the key components of the transactions are summarized below: Quarter ended June 30, 2017. The Company prepaid a total of $117.9 million of FHLB advances with a weighted average effective cost of 2.74% and terminated $100.0 million notional of existing interest rate swaps with a weighted average pay rate obligation of 3.12%. These items were replaced by $195.0 million of new swaps, with a total cost of 1.82%, and borrowings with a cost of 1.72%.Quarter ended June 30, 2016. The Company prepaid a total of $131.8 million of FHLB advances with a weighted average effective cost of 2.64%. The repayment of these borrowings was funded through $100.0 million of swaps, with a total cost of 0.96%, as well as sales of securities from the Company’s investment portfolio.Quarter ended December 31, 2015. The Company prepaid a total of $185.0 million of FHLB advances with a weighted average effective cost of 4.33%. The repayment of these borrowings was funded through $130.0 million of swaps, with a total cost of 1.57%, as well as sales of securities from the Company’s investment portfolio.

 Capital Deployment  8  Oritani continues to execute its strategic plan of organic growth primarily through loan originations Asset growth and dividends are our current primary means of capital deploymentLoan growth in the September 2018 quarter was negatively impacted by high prepayments, and is expected to rebound  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year.

 Loan Growth  9  Oritani’s focus on commercial real estate and multifamily loans has been a source of strengthIt is the Board’s intention to continue to pursue this strategy while remaining mindful of regulatory concerns  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. The bubbled numbers represent annual growth. Growth for the 1Q2018 period is annualized.  9.91%  13.31%  13.73%  9.85%  (0.55%)

 Loan Geography  10  Oritani’s loan portfolio is concentrated in New Jersey and New York, and primarily within a 150 mile radius from our headquarters in Bergen County

 Loan Portfolio Repricing Metrics  11    Oritani’s lending practices continue to demonstrate discipline regarding interest rate risk. The vast majority of the portfolio reprices within 5 years, over half of the portfolio reprices within 3 years.

 Non Performing Assets  12  Oritani’s lending philosophy has resulted in pristine asset quality and no loan loss provisions over the trailing 24 months.  Dollars in thousands  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year with minimal chargeoffs.

 Deposit Growth  13  In recent years, Oritani’s deposit gathering efforts have resulted in a significant increase in deposits.Increases in deposits have contributed to the Company’s reduced loan to deposit ratio in recent periods.  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 14  Oritani has been able to maintain and grow net interest income despite an unfavorable slope to the treasury curve and spread compression.As detailed earlier in the presentation, the Company has undertaken balance sheet restructures to augment future net interest income. During fiscal 2017, a total of $117.9 million of Federal Home Loan Bank advances and $100.0 million of interest rate swaps were terminated and replaced with lower cost funding.   Financial data is presented for Oritani’s Fiscal Year Ended June 30. *Reflects the annualized amount of Oritani’s actual results through September 30, 2017.Treasury spread is based on the average spread between the 10 year and the 2 year for each respective period.   Net Interest Income Growth

 Continued Focus on Cost Control  15  Oritani has been keenly focused on controlling costs while growing top line revenues  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. Peer group is detailed on page 20

 Robust Profitability In Volatile Environment  16  Net Income Trends    Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year*Reflects the annualized amount of Oritani’s actual results through September 30, 2017.    Dollars in thousands, except per share amounts

 Comparison of ROAA Results to Peers  17  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. Peer group is detailed on page 20*Reflects the annualized amount of Oritani’s actual results through September 30, 2017.

 Dividend Yield  18  Oritani has provided shareholders with a significantly higher dividend yield than its peers  Source: SNL Financial. Peer group is detailed on page 20. Peer average excludes special dividendsBased on average stock price for each respective quarter  2.1%  4.3%  7.3%

 QUESTIONS & ANSWERS

 Appendix: Oritani Peer Data  20  Source: SNL Financial as of the most recent reported quarter